Exhibit 10.79

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 20, 2010 among PINNACLE AIRLINES, INC., a Georgia corporation (“Pinnacle”), COLGAN AIR, INC., a Virginia corporation (“Colgan”, and together with Pinnacle, each a “Borrower” and collectively, the “Borrowers”), the Loan Parties party hereto (the “Loan Parties”), the lenders party hereto (the “Lenders”), and C.I.T. LEASING CORPORATION, as Administrative Agent (in such capacity, “Administrative Agent”) and Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Loan Parties, the Lenders, Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of July 30, 2009, as amended by that certain First Amendment to Credit Agreement dated as of January 13, 2010 (collectively, the “Credit Agreement”), pursuant to which the Lenders have provided certain credit facilities to the Borrowers; and

WHEREAS, the parties hereto now desire to amend the Credit Agreement pursuant to this Amendment.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1. Defined Terms; Incorporation of the Credit Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Credit Agreement, and the Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Credit Agreement are inconsistent with the amendments set forth in paragraph 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the Borrowers, Administrative Agent, Collateral Agent, Lenders and the Loan Parties.

2. Amendment to the Credit Agreement

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the definitions “Incremental Term Loan”, “Prepayment Fee”, “Second Amendment Effective Date” and “Term Loan Commitment Termination Date” to read as follows:

“Incremental Term Loan” shall mean that portion of the Term Loan Commitment in an amount not to exceed $4,500,000, which may be funded upon the Second Amendment Effective Date in multiple draws until the Term Loan Commitment Termination Date in accordance with the provisions of Section 2.1(a).

“Prepayment Fee” shall be an amount equal to (i) for any prepayment of the Term Loan (excluding all regularly scheduled principal payments required under Section 2.8(a)) made on or prior to the first anniversary of the Second Amendment Effective Date, *** of the outstanding principal amount of the Term Loan prepaid; or (ii) for any prepayment of the Term Loan (excluding all regularly scheduled principal payments required under Section 2.8(a)) made after the first anniversary of the Second Amendment Effective Date, and on or prior to the second anniversary of the Second Amendment Effective Date, *** of the outstanding principal amount of the Term Loan prepaid.

“Second Amendment Effective Date” shall mean August 20, 2010.

“Term Loan Commitment Termination Date” shall mean December 31, 2010.

(b) The definition of the terms “LIBOR Rate”, “Term Loan Commitment”, “Term Loan Maturity Date” and “Three Month LIBOR Rate” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:

“LIBOR Rate” means, with respect to a Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of: (a) *** and (b) the rate determined by the Administrative Agent to be the offered rate that appears on the Bloomberg BBAM Screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to the Eurodollar Borrowing for such Interest Period shall be determined by the Administrative Agent by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method as may be selected by the Administrative Agent in the exercise of its reasonable business judgment.

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make a Term Loan in accordance with Section 2.1(a).  The amount of each Lender’s Term Loan Commitment on the Effective Date is set forth on Schedule 2.1.  The aggregate amount of the Lenders’ Term Loan Commitments on the Second Amendment Effective Date is $27,800,000.  Effective upon the assignment of an interest pursuant to Section 10.4, Schedule 2.1 may be amended by the Administrative Agent to reflect such assignment.

“Term Loan Maturity Date” means June 30, 2014 or such earlier date on which the Term Loan is terminated in accordance with this Agreement.

“Three Month LIBOR Rate” means, for any day, the greater of (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the Bloomberg BBAM Screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on such day) with a term equivalent to three months, determined as of approximately 11:00 a.m. (London time) on such day (or if such day is not a Business Day, the immediately preceding Business Day), and (b) ***.  In the event that such rate is not available at such time for any reason, then the “Three Month LIBOR Rate” for such day shall be determined by Administrative Agent by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by Administrative Agent and, in the absence of availability, such other method as may be selected by Administrative Agent in its sole discretion.

(c) Section 2.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)           (i) Subject to the terms and conditions set forth herein (including the provisions relating to the funding of the Incremental Term Loan set forth below), each Lender, severally and not jointly, agrees to make the Incremental Term Loan to the Borrowers, in a principal amount not to exceed such Lender’s pro rata share of the Incremental Term Loan Commitment which may be funded in up to three (3) draws beginning on the Second Amendment Effective Date until the Term Loan Commitment Termination Date, at which point the Borrowers’ ability to request draws under the Incremental Term Loan shall terminate and no longer be in effect.  Notwithstanding the foregoing, the aggregate principal amount of Term Loan outstanding at any time (the “Outstanding Term Loan”) shall not exceed the lesser of (“Maximum Availability”):

(x)           the total amount of the Lenders’ Term Loan Commitments as reduced from time to time as a result of payments required to be made in accordance with Sections 2.8 and 2.9 herein;  and

(y)           the Borrowing Base.

(ii)           In addition to the foregoing requirements, the Lenders’ obligation to fund any portion of the Incremental Term Loan shall be subject to the following provisions:

(w)           not less than five (5) Business Days prior to any draw under the Incremental Term Loan, the Borrowers shall provide the Administrative Agent with (i) executed Bills of Sale in form and substance reasonably acceptable to the Administrative Agent, evidencing the purchase of the additional rotable and repairable parts and consumable/expendable parts for Bombardier Dash 8-Q400 Aircraft to be included in the Borrowing Base (the “Additional Q400 Parts”), (ii) a Borrowing Base Certificate evidencing availability under the Borrowing Base for such drawing under the Incremental Term Loan and (iii) a certification that such Additional Q400 Parts included in the Borrowing Base satisfy each of the requirements set forth in the definition of Eligible Bombardier Rotable Parts and Eligible Bombardier Consumable/Expendable Parts, as applicable;

(x)           no Default or Event of Default shall have occurred or be continuing;

(y)           the representations and warranties of the Borrowers set forth in Article III hereunder shall be true and correct in all material respects on and as of such request and the date of any funding of any portion of the Incremental Term Loan; and

(z)           the Borrowers shall have provided the Administrative Agent with such other documents, certificates and opinions as requested by the Administrative Agent.

(d) Section 2.8(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)           The Borrowers hereby unconditionally promise to pay to the Administrative Agent, for the account of each Lender, the outstanding amount of the Obligations on the Term Loan Maturity Date.  In addition to the foregoing, the aggregate principal amount of the Term Loan shall be payable in consecutive quarterly installments (the date of each such installment, a “Repayment Date”) on the dates and in the amounts set forth below, with the entire unpaid principal balance of the Term Loan, if not sooner paid, being due and payable, without notice or demand, on the Term Loan Maturity Date, (such payments to be distributed ratably among the Lenders in accordance with their respective Term Loan Commitments):

Repayment Date	Payment
Quarter ending September 30, 2010	***
Quarters ending December 31, 2010 through June 30, 2012	*** per quarter of the outstanding principal amount of the Term Loan on December 31, 2010
Quarters ending September 30, 2012 and each fiscal quarter ending thereafter through the Term Loan Maturity Date	*** per quarter of the outstanding principal amount of the Term Loan on December 31, 2010

(e) Section 2.9(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)           The Borrowers shall have the right at any time and from time to time to prepay the Term Loan in whole or in part, subject to (i) prior notice in accordance with paragraph (b) of this Section, (ii) the provisions of Section 2.14 below in an amount of *** or any integral of *** in excess thereof, or the full amount of the Term Loan and (iii) receipt by Administrative Agent (for the benefit of the Lenders) of the Prepayment Fee.

(f) Schedules 2.1, 3.17 and 3.23 to the Credit Agreement are hereby deleted and shall be replaced with Schedule 2.1, Schedule 3.17 and Schedule 3.23 attached hereto.

3. Representations and Warranties; No Default.  Except for the representations and warranties of the Loan Parties made as of a particular date, the representations and warranties set forth in Article III of the Credit Agreement shall be deemed remade as of the date hereof by the Loan Parties; provided, however, that any and all references to the Credit Agreement in such representations and warranties shall be deemed to include this Amendment.  The Loan Parties hereby represent, warrant and covenant that after giving effect to the amendments contained in this Amendment, no Default or Event of Default has occurred and is continuing.

4. Fees and Expenses.  (a) The Borrowers agree to pay on demand all reasonable costs and expenses actually incurred by Administrative Agent and the Lenders in connection with the drafting, negotiation, execution and implementation of this Amendment including, but not limited to, the expenses and reasonable fees of counsel for Administrative Agent and the Lenders.

(b) In addition to any other fees and expenses due hereunder on or prior to the date hereof, the Borrowers shall pay to the Lenders an amendment fee in the amount of *** payable on the date hereof, which shall be fully earned and non-refundable on the date hereof.

5. Closing Documents.  This Amendment shall be deemed effective as of the date hereof provided that Borrowers shall deliver to Administrative Agent the following documents and/or complete the following requirements (collectively, the “Closing Requirements”) upon execution hereof (in each case in form and substance satisfactory to Administrative Agent and the Lenders):

(a) this Amendment executed by the Loan Parties, Administrative Agent and the Lenders;

(b) the Substitute Term Loan Note executed by the Borrowers; and

(c) such other documents, instruments, agreements, opinions or certificates as required by Administrative Agent.

6. Effectuation.  Upon the full execution of this Amendment and delivery or completion, as applicable, of the Closing Requirements, without any further action required by the parties hereto, the amendments to the Credit Agreement contemplated by this Amendment shall be deemed effective as of the date hereof.  There are no other conditions precedent or subsequent to the effectiveness of this Amendment.

7. Continuing Effect.  Except as otherwise specifically set forth herein, the provisions of the Credit Agreement shall remain in full force and effect.

8. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A facsimile or other electronic signature to this Amendment shall be deemed an original signature hereunder.

[SIGNATURE PAGE FOLLOWS]

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Signature Page to Second Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to Credit Agreement as of the date first above written.

LOAN PARTIES:	PINNACLE AIRLINES, INC., a Georgia corporation By: /s/ Ron Kay Name: Ron Kay Title: Vice President-Finance & Treasurer
COLGAN AIR, INC., a Virginia corporation By: /s/ Ron Kay Name: Ron Kay Title: Vice President-Finance & Treasurer
PINNACLE AIRLINES CORP., a Delaware corporation By: /s/ Ron Kay Name: Ron Kay Title: Vice President-Finance & Treasurer
ADMINISTRATIVE AGENT:	C.I.T. LEASING CORPORATION, as Administrative Agent and Collateral Agent By: /s/ John Heskin Name: John Heskin Title: Vice President
LENDER:	CIT BANK, as a Lender By: /s/ Daniel Burnett Name: Daniel Burnett Title: Authorized Signatory

Schedule 1

COLGAN

Address
Colgan Air, Inc. Albany International Airport Albany Hangar 85 Sicker Road Latham, NY 12110
Colgan Air, Inc. Logan Airport 200 Terminal B East Boston, MA 02128
Colgan Air, Inc. Newark International Airport Terminal C Gate 115 Office Newark, NJ 07114
Colgan Air, Inc. Washington Dulles International Airport Dulles Hangar 23321 Autopilot Drive Sterling, VA 20166
Colgan Air, Inc. George Bush Intercontinental-Houston Airport Houston Hangar 17555 John F Kennedy Blvd. Houston, TX 77032
Colgan Air, Inc. LaGuardia Airport Hangar 4 Central Terminal Drive Flushing, NY 11731

Schedule 1
PINNACLE

Pinnacle Airlines, Inc. Hartsfield-Jackson Atlanta International Airport 11700 Spine Road, Gate 32 Ramp Level, Door D32-1-D1 Atlanta, GA 30320
Pinnacle Airlines, Inc. Detroit Metropolitan Wayne County Airport 2640 World Gateway, B2-348, BC Concourse, below C21 Romulus, MI 48174
Pinnacle Airlines, Inc. Municipal/Baerfield Airport FWA Hangar 11102 West Perimeter Road Fort Wayne, IN 46809
Pinnacle Airlines, Inc. Indianapolis International Airport 7800 Col. H. Weir, Suite 50 or Door 05A.215, under A Concourse between A6 and A8 Indianapolis, IN 46241
Pinnacle Airlines, Inc. Memphis International Airport MEM Hangar 2934 Winchester Memphis, TN 38118
Pinnacle Airlines, Inc. Minneapolis-St. Paul International Airport 4300 Glumack Dr. RM C-1348, below Gates C8 and C10 St. Paul, MN 55111
Pinnacle Airlines, Inc. South Bend Regional Airport Studebaker Hangar 4819 Lincoln Way West South Bend, IN 46628
Pinnacle Airlines, Inc. Mc Ghee Tyson Airport TYS Hangar 330 Flagship Dr. Alcoa, TN 37701

Schedule 1

Pinnacle Airlines, Inc. Benedum Airport 2400 Aviation Way Bridgeport, WV 26330
Pinnacle Airlines, Inc. Greenville-Spartanburg International Airport Cargo Building 1900 GSP Drive, Suite 34 Greer, SC 29651

Schedule 2.1

List of Lenders and Commitments

Lender	Term Loan Commitment
CIT Bank	$27,800,000.00

Schedule 3.17

As of July 31, 2010

Indebtedness in excess of $1M

($000)

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Schedule 3.23
Schedule of Customary Airline Insurance

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